Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

June 23, 2014

PEOPLE’S UNITED BANK ANNOUNCES PRICING OF OFFERING OF SUBORDINATED NOTES

BRIDGEPORT, CT – People’s United Bank, a wholly-owned subsidiary of People’s United Financial, Inc. (NASDAQ: PBCT), today announced that it has priced an offering of $400 million aggregate principal amount of 4.00% subordinated notes due July 15, 2024. The offering is expected to close on June 26, 2014, subject to customary closing conditions.

People’s United Bank expects to use the net proceeds from the offering in its banking business, including funding of loans and investment securities, and for other general corporate purposes.

Jefferies LLC is acting as sole bookrunner and Goldman, Sachs & Co. and J.P. Morgan Securities LLC are acting as co-managers for the offering. The notes are only being offered by means of an Offering Circular, copies of which may be obtained by contacting Jefferies LLC, Attention: Debt Syndicate Prospectus Department, 520 Madison Avenue, 12th Floor, New York, NY 10022, or by calling toll-free at 1-877-547-6340 or by emailing Prospectus_Department@Jefferies.com and are being offered only to a limited number of institutional accredited investors.

The notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. People’s United Financial, a diversified financial services company with $33 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 406 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.9 billion at March 31, 2014 compared to $16.0 billion at December 31, 2013.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s and People’s United Bank’s plans, objectives,

expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s and People’s United Bank’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial and People’s United Bank include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquired companies; and (11) changes in regulation resulting from or relating to financial reform legislation. Neither People’s United Financial nor People’s United Bank undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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